Exhibit 99.1

Ocwen Financial Corporation®

OCWEN FINANCIAL ANNOUNCES AGREEMENT WITH OAKTREE FOR ADDITIONAL $250 MILLION INVESTMENT AND PRELIMINARY FOURTH QUARTER RESULTS

Executed agreement with Oaktree follows rigorous strategic review process

Continued profitability improvement and originations volume growth

Transformed into balanced and diversified originator and servicer positioned for profitable growth

West Palm Beach, FL – (February 9, 2021) – Ocwen Financial Corporation (NYSE: OCN) (“Ocwen” or the “Company”), a leading non-bank mortgage servicer and originator, today announced it has executed an agreement with special purpose entities owned by funds and accounts managed by Oaktree Capital Management, L.P. (“Oaktree”) for a debt investment in the Company that would generate $250 million in proceeds, and provided preliminary information regarding its fourth quarter 2020 results. A presentation with additional detail regarding today’s announcement will be available on the Ocwen Financial Corporation website at www.ocwen.com (through a link on the Shareholder Relations page) prior to the Company's preliminary fourth quarter 2020 earnings conference call scheduled for Wednesday, February 10, 2021 at 8:30 am ET.

Oaktree Investment

The announcement of the anticipated debt investment from Oaktree marks the completion of a thorough and rigorous strategic review process that began in May 2020. The Company intends to utilize $100 million of the proceeds to pay down and support the refinancing of its existing corporate debt. The remaining proceeds of $150 million are expected to be utilized to support continued growth in servicing and to further diversify the Company’s originations channel, including through potential acquisitions. The transaction is subject to the refinancing of Ocwen’s existing corporate debt and certain other closing conditions. Barclays and Credit Suisse acted as Placement Agents to Ocwen in connection with Oaktree’s investment. For additional details, please see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 9, 2021.

This investment is in addition to the strategic relationship announced with Oaktree in December 2020 to launch an MSR asset vehicle to acquire Fannie Mae and Freddie Mac MSRs. The combined agreements with Oaktree are expected to provide up to $463 million of capital to accelerate growth and reduce capital structure risk.

Glen A. Messina, President and CEO of Ocwen, said, “We initiated the strategic review process in May 2020 to evaluate all options to maximize value for our shareholders. The strategic review was fulsome, robust and included potential sale and merger transactions. We ultimately determined that the investment from Oaktree is the best long-term value creation option for our shareholders. The alliance with Oaktree provides meaningful growth capital while supporting our corporate debt refinancing. We believe it enables a level of growth, EPS accretion, and potential value creation that we could not achieve on a stand-alone basis. We look forward to a long-term alliance with Oaktree, a well-respected, large-scale investor experienced in the mortgage sector.”

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Preliminary Fourth Quarter Results

The Company reported a net loss of $7.2 million and a pre-tax loss of $0.8 million for the three months ended December 31, 2020, compared to net income of $34.8 million and pre-tax income of $37.2 million for the three months ended December 31, 2019. The Company’s profitability in the quarter was significantly impacted by certain legacy legal matters as further detailed below. Adjusted pre-tax income was $15.2 million for the quarter compared to a $13.6 million adjusted pre-tax loss excluding NRZ lump-sum amortization in the prior year period; fifth consecutive quarter of positive adjusted pre-tax income (see “Note Regarding Non-GAAP Financial Measures” below).

Mr. Messina commented, “We have successfully transformed Ocwen into a balanced and diversified mortgage originator and servicer that is well-positioned for profitable growth. The actions taken to maintain our cost leadership position and execute on a multi-channel growth strategy are driving improved profitability, record originations growth and continued strong operating performance in our servicing business. Looking ahead, we are focused on sustainable long-term profitability by accelerating our growth trajectory, strengthening recapture performance, improving our cost leadership position, maintaining high-quality operational execution and expanding servicing revenue opportunities.”

The Company reported the following preliminary results for the fourth quarter 2020 (see “Note Regarding Non-GAAP Financial Measures” and “Note Regarding Financial Performance Estimates” below):

●	Fourth quarter annualized pre-tax loss improved by $242 million compared to the combined annualized pre-tax loss of Ocwen and PHH Corporation for the second quarter 2018; fourth quarter annualized adjusted pre-tax earnings run rate excluding amortization of NRZ lump-sum payments improved by $383 million compared to the combined annualized adjusted pre-tax earnings run rate of Ocwen and PHH Corporation for the second quarter 2018.

●	Notable items for the quarter include, among others, $13 million of additional accrual related to the Company’s efforts to resolve the legacy CFPB matter, $4 million of other legal accruals and $1 million of other net favorable items.

●	Added approximately $30 billion of servicing and subservicing UPB in the quarter, up 4X from prior year.

●	Adequate liquidity at December 31, 2020 with approximately $285 million of unrestricted cash; approximately $190 million in MSR investments in the quarter.

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Webcast and Conference Call

Ocwen will hold a conference call on Wednesday, February 10, 2021 at 8:30 a.m. (ET) to review the Company’s preliminary fourth quarter 2020 operating results and to provide a business update. A live audio webcast and slide presentation for the call will be available by visiting the Shareholder Relations page at www.ocwen.com. Participants can access the conference call by dialing (877) 407-0792 or (201) 689-8263 approximately 10 minutes prior to the call. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days. The Company expects to release final fourth quarter and full-year 2020 results in mid-February.

About Ocwen Financial Corporation

Ocwen Financial Corporation (NYSE: OCN) is a leading non-bank mortgage servicer and originator providing solutions through its primary brands, PHH Mortgage and Liberty Reverse Mortgage. PHH Mortgage is one of the largest servicers in the country, focused on delivering a variety of servicing and lending programs. Liberty is one of the nation’s largest reverse mortgage lenders dedicated to education and providing loans that help customers meet their personal and financial needs. We are headquartered in West Palm Beach, Florida, with offices in the United States and the U.S. Virgin Islands and operations in India and the Philippines, and have been serving our customers since 1988. For additional information, please visit our website (www.ocwen.com).

Note Regarding Financial Performance Estimates

This press release contains certain statements relating to our preliminary fourth quarter financial performance. These statements are based on currently available preliminary information and are subject to material changes following completion of our quarter-end and year-end closing procedures and other adjustments that may be made before our financial results are finalized and the audit of our financial statements is complete. There can be no assurance that actual final results will not differ from the preliminary financial results presented in the press release and any such differences could be material. In addition, these preliminary results are not comprehensive financial results for the fourth quarter, should not be viewed as a substitute for complete GAAP financial statements or more comprehensive financial information, and are not indicative of the results for any future period.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “expect”, “believe”, “foresee”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan” “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements.

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Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, our ability to consummate on favorable terms or at all the additional debt financing that is a condition to issuance and sale of the senior secured notes to Oaktree; our ability to satisfy the other conditions precedent to the issuance and sale of the senior secured notes to Oaktree; our ability to refinance our Senior Secured Term Loan and redeem the 6.375% senior unsecured notes due 2021 and the 8.375% senior secured second lien notes due 2022; our ability to obtain regulatory approvals and satisfy the closing conditions under the Transaction Agreement relating to our MSR joint venture with Oaktree and the timing for doing so; our ability to deploy the proceeds of the senior secured notes, if issued, in suitable investments at appropriate returns; uncertainty relating to the future impacts of the COVID-19 pandemic, including with respect to the response of the U.S. government, state governments, the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac, and together with Fannie Mae, the GSEs), the Government National Mortgage Association (Ginnie Mae) and regulators, as well as the impacts on borrowers and the economy generally; the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover servicing advances, forward and reverse whole loans, and HECM and forward loan buyouts and put backs, as well as repay, renew and extend borrowings, borrow additional amounts as and when required, meet our MSR or other asset investment objectives and comply with our debt agreements, including the financial and other covenants contained in them; increased servicing costs based on increased borrower delinquency levels or other factors; our ability to collect anticipated tax refunds, including on the timeframe expected; the future of our long-term relationship and remaining servicing agreements with New Residential Investment Corp. (NRZ); our ability to continue to improve our financial performance through cost re-engineering efforts and other actions; our ability to continue to grow our origination business and increase our origination volumes in a competitive market and uncertain interest rate environment; uncertainty related to claims, litigation, cease and desist orders and investigations brought by government agencies and private parties regarding our servicing, foreclosure, modification, origination and other practices, including uncertainty related to past, present or future investigations, litigation, cease and desist orders and settlements with state regulators, the Consumer Financial Protection Bureau (CFPB), State Attorneys General, the Securities and Exchange Commission (SEC), and the Department of Justice or the Department of Housing and Urban Development (HUD); adverse effects on our business as a result of regulatory investigations, litigation, cease and desist orders or settlements and related responses by key counterparties, including lenders, the GSEs and Ginnie Mae; our ability to comply with the terms of our settlements with regulatory agencies, as well as general regulatory requirements, and the costs of doing so; increased regulatory scrutiny and media attention; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to interpret correctly and comply with financial and other requirements of regulators, the GSEs and Ginnie Mae, as well as those set forth in our debt and other agreements; our ability to comply with our servicing agreements, including our ability to comply with our agreements with, and the requirements of, the GSEs and Ginnie Mae and maintain our seller/servicer and other statuses with them; our ability to fund future draws on existing loans in our reverse mortgage portfolio; our servicer and credit ratings as well as other actions from various rating agencies, including the impact of prior or future downgrades of our servicer and credit ratings; as well as other risks and uncertainties detailed in Ocwen’s reports and filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2019 and current and quarterly reports since such date, as well as our annual report on Form 10-K for the year ended December 31, 2020 when available. Anyone wishing to understand Ocwen’s business should review our SEC filings. Our forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

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Note Regarding Non-GAAP Financial Measures

This press release contains references to non-GAAP financial measures, such as our references to adjusted pre-tax income (loss) and adjusted pre-tax income (loss) excluding amortization of NRZ lump-sum payments.

We believe these non-GAAP financial measures provide a useful supplement to discussions and analysis of our financial condition. In addition, management believes that these presentations may assist investors with understanding and evaluating our cost re-engineering efforts and other initiatives to drive improved financial performance. However, these measures should not be analyzed in isolation or as a substitute to analysis of our GAAP expenses and pre-tax income (loss). There are certain limitations to the analytical usefulness of the adjustments we make to GAAP expenses and pre-tax income (loss) and, accordingly, we rely primarily on our GAAP results and use these adjustments only for purposes of supplemental analysis. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Ocwen’s reported results under accounting principles generally accepted in the United States. Other companies may use non-GAAP financial measures with the same or similar titles that are calculated differently to our non-GAAP financial measures. As a result, comparability may be limited. Readers are cautioned not to place undue reliance on analysis of the adjustments we make to GAAP expenses and pre-tax income (loss).

Beginning with the three months ended June 30, 2020, we refined our definitions of Expense Notables, which we previously referred to as “Expenses Excluding MSR Valuation Adjustments, net, and Expense Notables,” and Income Statement Notables in order to be more descriptive of the types of items included.

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Expense Notables

In the table titled “Expense Notables”, we adjust GAAP operating expenses for the following factors (1) expenses related to severance, retention and other actions associated with continuous cost and productivity improvement efforts, (2) significant legal and regulatory settlement expense itemsa, (3) NRZ consent process expenses related to the transfer of legal title in MSRs to NRZ, (4) PHH acquisition and integration planning expenses, and (5) certain other significant activities including, but not limited to, insurance related expense and settlement recoveries, compensation or incentive compensation expense reversals and non-routine transactions (collectively, Other) consistent with the intent of providing management and investors with a supplemental means of evaluating our expenses.

($ in millions)		Q2 ‘18				Q4 ‘19 (c)		Q4 ‘20 (c)

		OCN	PHH	OCN + PHH	OCN + PHH (Annualized)	OCN	OCN (Annualized)	OCN	OCN (Annualized)
I	Expenses (as reported) (a)	206	71	277	1,107	139		144
II	Reclassifications (b)	—	1	1	5	—	—
III	Deduction of MSR valuation adjustments, net	(33)	—	(33)	(132)
IV	Operating Expenses (I+II+III)	173	72	245	979	139	557	144	577
	Adjustments for Notables
	Re-engineering costs	(5)	(3)	(8)	(32)	(14)		(6)
	Significant legal and regulatory settlement expenses	(2)	(3)	(5)	(20)	(3)		(16)
	CFPB & state regulatory defense & escrow analysis costs	(5)	—	(6)	(22)	(4)		(1)
	NRZ consent process expenses	(1)	—	(1)	(2)	—		0
	PHH acquisition and integration planning expenses	(2)	—	(2)	(8)	—		—
	Expense recoveries	6	—	6	23	15		11
	Covid-19 Related Expenses				—	—		(3)
	Other	1	(1)	—	(1)	(0)		(1)
V	Expense Notables	(9)	(7)	(16)	(63)	(7)		(16)
VI	Adjusted Expenses (IV+V)	164	65	229	916	133	531	128	514

(a) Q2’18 expenses as per OCN Form 10-Q of $206 filed on July 26, 2018 and PHH Form 10-Q of $71 filed August 3, 2018, annualized to equal $1,107 on a combined basis

(b) Reclassifications made to PHH reported expenses to conform to Ocwen presentation

(c) OCN changed the presentation of expenses in Q4’ 19 to separately report MSR valuation adjustments, net from operating expenses a Including however not limited to CFPB, Florida Attorney General/Florida Office of Financial Regulations and Massachusetts Attorney General litigation related legal expenses, state regulatory action related legal expenses and state regulatory action settlement related escrow analysis costs (collectively, CFPB and state regulatory defense and escrow analysis expenses)

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Income Statement Notables

In the table titled “Income Statement Notables”, we adjust GAAP pre-tax loss for the following factors (1) Expense Notables, (2) changes in fair value of our Agency and Non-Agency MSRs due to changes in interest rates, valuation inputs and other assumptions, net of hedge positions, (3) offsets to changes in fair value of our MSRs in our NRZ financing liability due to changes in interest rates, valuation inputs and other assumptions, (4) changes in fair value of our reverse originations portfolio due to changes in interest rates, valuation inputs and other assumptions, (5) certain other transactions, including but not limited to pension benefit cost adjustments and gains related to exercising servicer call rights and fair value assumption changes on other investments (collectively, Other) and (6) amortization of NRZ lump-sum cash payments consistent with the intent of providing management and investors with a supplemental means of evaluating our net income/(loss).

($ in millions)		Q2 ‘18				Q4 ‘19		Q4 ‘20

		OCN	PHH	OCN + PHH	OCN + PHH (Annualized)	OCN	OCN (Annualized)	OCN	OCN (Annualized)
I	Reported Pre-Tax Income / (Loss)(a)	(28)	(35)	(63)	(253)	37	149	(1)	(3)
	Adjustment for Notables
	Expense Notables (from prior table)	9	7	16		7		16
	Non-Agency MSR FV Change(b)	(5)	—	(5)		—		(6)
	Agency MSR FV Change, net of macro hedge(b)					(61)		(9)
	NRZ MSR Liability FV Change (Interest Expense)	9	—	9		30		4
	Reverse Lending FV Change	4	—	4		3		11
	Other	(6)		(6)		(3)		0
II	Total Income Statement Notables	11	7	18	72	(25)		16
III	Adjusted Pre-tax Income (Loss) (I+II)	(17)	(28)	(45)	(181)	12	50	15	61
IV	Amortization of NRZ Lump-sum Cash Payments	(35)	—	(35)	(141)	(26)	(104)	—
V	Adjusted Pre-tax Income (Loss) excluding Amortization of NRZ Lump-sum (III+IV)(c)	(52)	(28)	(81)	(322)	(14)	(54)	15	61

(a) Q2’18 pre-tax loss as per respective Forms 10-Q filed on July 26, 2018 and August 3, 2018, respectively, annualized to equal $(253) million on a combined basis

(b) Represents FV changes that are driven by changes in interest rates, valuation inputs or other assumptions, net of unrealized gains / (losses) on macro hedge. Non-Agency = Total MSR excluding GNMA & GSE MSRs. Agency = GNMA & GSE MSRs. The adjustment does not include $15 million valuation gains of certain MSRs that were opportunistically purchased in disorderly transactions due to the market environment in Q4 2020 (nil in Q2 2018).

(c) Represents OCN and PHH combined adjusted pre-tax income (loss) excluding amortization of NRZ lump-sum cash payments, annualized to equal $(322) million on a combined basis in Q2’18

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FOR FURTHER INFORMATION CONTACT:

Investors:	Media:
June Campbell	Dico Akseraylian
T: (856) 917-3190	T: (856) 917-0066
E: shareholderrelations@ocwen.com	E: mediarelations@ocwen.com

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